                                                                    Exhibit 4.07

                           THIRD AMENDMENT AND CONSENT
                           ---------------------------

          THIRD AMENDMENT AND CONSENT (this "Amendment"), dated as of June 22, 2001, among NEXTMEDIA GROUP, INC., a Delaware corporation ("Holdings"), NEXTMEDIA OPERATING, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (the "Lenders"), and Bankers Trust Company, as administrative agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Holdings, the Borrower, the Administrative Agent and the Lenders are parties to a Credit Agreement, dated as of July 31, 2000 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement");

          WHEREAS, the Borrower intends to (i) issue at least $150,000,000 in aggregate principal amount of Permitted Subordinated Notes (the "Note Issuance") in conjunction with the acquisition of certain outdoor display assets of PNE Media Corp. and certain outdoor advertising assets of Great Outdoor, Inc., Media Displays, Inc. and Great Advertising, LLC (collectively, the "Acquisitions") and
(ii) use a portion of the proceeds of the Note Issuance to prepay all outstanding Revolving Loans (the "Loan Prepayment", and together with the Acquisitions and the Note Issuance, the "Third Amendment Transaction");

          WHEREAS, Holdings and the Borrower have informed the Lenders that after giving effect to the consummation of the Third Amendment Transaction and on a Pro Forma Basis, Holdings and the Borrower would not be in pro forma or,
     --- -----                                                  --- -----
prior to giving effect to this Amendment, projected compliance with Section 9.08 of the Credit Agreement for the Calculation Period ended on March 31, 2001 or for the one year period after the consummation of the Transaction as otherwise required to be demonstrated pursuant to Sections 8.14 and 9.04(ix) of the Credit Agreement (the "Pro Forma Interest Coverage Covenant Waiver"); and
                --- -----

          WHEREAS, Holdings and the Borrower have requested, and the Lenders have agreed, (i) to grant the Pro Forma Interest Coverage Covenant Waiver to
                              --- -----
permit the Third Amendment Transaction and (ii) to amend Section 9.08 of the Credit Agreement and certain other provisions of the Credit Agreement, in each case as provided herein;

          NOW, THEREFORE, it is agreed:

          1. Notwithstanding anything to the contrary contained in Section 8.14 or 9.04(ix) of the Credit Agreement, the Lenders hereby grant the Pro Forma Interest Coverage Covenant Waiver to permit the consummation of the Third Amendment Transaction, provided that (i) all other conditions to the consummation of the Third Amendment Transaction have been met as required by the Credit Agreement and (ii) after giving effect to this Amendment, Holdings and the Borrower will be in projected compliance with Section 9.08 of the Credit Agreement for the one year period following the consummation of the Transaction.

          2. Section 3.03(d) of the Credit Agreement is hereby amended by (x) deleting the text "540 days" appearing in clause (ii) of the first proviso thereof and in clause (B) of the further proviso thereof and in inserting in each such place the text "360 days" in lieu thereof and (y) deleting the text "540-day period" appearing in clause (B) of the further proviso thereof and inserting the text "360-day period" in lieu thereof.

          3. Section 3.03(e) of the Credit Agreement is hereby amended by deleting the text "365 days" each place such text appears therein and inserting the text "360 days" in each such place in lieu thereof.

          4. Section 9.03(iii) of the Credit Agreement is hereby amended by inserting the following text at the end of such Section and immediately before the semi-colon appearing at the end thereof:

          ", although no more than $2,500,000 of such Dividends and repurchases in the aggregate may be made pursuant to this clause (iii) unless same is otherwise permitted at such time pursuant to the terms of any Permitted Subordinated Note Documents".

          5. Section 9.07(a)(ii) of the Credit Agreement is hereby amended by deleting the text "5%" appearing therein and inserting the text "an amount equal to the sum of $5,000,000 plus 2%" in lieu thereof.

          6. The table appearing in Section 9.08 of the Credit Agreement is hereby deleted and the following new table is inserted in lieu thereof as well as the following new sentence at the end of such Section 9.08:

"Fiscal Quarter Ending                Ratio
----------------------                -----

September 30, 2000                   1.50:1.00
December 31, 2000                    1.65:1.00
March 31, 2001                        1.75:100
June 30, 2001                        1.50:1.00
September 30, 2001                   1.40:1.00
December 31, 2001                    1.40:1.00
March 31, 2002                       1.40:1.00
June 30, 2002                        1.40:1.00
September 30, 2002                   1.75:1.00
December 31, 2002                    1.75:1.00
March 31, 2003                       2.00:1.00
June 30, 2003                        2.25:1.00
September 30, 2003                   2.50:1.00
December 31, 2003                    2.50:1.00
March 31, 2004                       2.75:1.00
June 30, 2004                        2.75:1.00
September 30, 2004                   3.00:1.00
December 31, 2004                    3.00:1.00

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March 31, 2005 and the last
day of each fiscal quarter of
Holdings thereafter                  3.50:1.00.

          Notwithstanding the foregoing, (i) from and after the Third Amendment Effective Date through but not including the initial incurrence of any Loans after the Third Amendment Effective Date, the ratios set forth in the table above in this Section 9.08 shall not be applicable and Holdings and the Borrower need not be in compliance with such ratios, (ii) at the time of the initial incurrence of any Loans after the Third Amendment Effective Date, (x) Holdings and the Borrower shall, on a Pro Forma Basis, have a Consolidated Cash Interest
                             --- -----
Coverage Ratio for the Test Period then most recently ended of at least that ratio that would have been required to have been complied with had the provisions of preceding clause (i) not been effective and (y) Holdings shall deliver to the Administrative Agent a certificate of an Authorized Officer of Holdings containing the calculations (in reasonable detail) required to demonstrate compliance with preceding sub-clause (x), and (iii) from and after the initial incurrence of any Loans after the Third Amendment Effective Date, Holdings and the Borrower once again shall be required to comply with the applicable ratios set forth in the table above in this Section 9.08."

          7. The table appearing in Section 9.09(b) of the Credit Agreement is hereby deleted and the following new table is inserted in lieu thereof:

                       "Period                                   Ratio
                        ------                                   -----

June 30, 2001 through and including June 29, 2002              7.00:1.00

June 30, 2002 through and including September 29, 2002         6.75:1.00

September 30, 2002 through and including December 30, 2002     6.50:1.00

December 31, 2002 through and including March 30, 2003         6.25:1.00

March 31, 2003 through and including June 29, 2003             6.00:1.00

June 30, 2003 through and including September 29, 2003         5.75:1.00

September 30, 2003 through and including March 30, 2004        5.50:1.00

March 31, 2004 through and including June 29, 2004             5.25:1.00

               "Period                                           Ratio
                ------                                           -----
June 30, 2004 and thereafter                                   5.00:1.00


          Notwithstanding the foregoing, (i) from and after the Third Amendment Effective Date through but not including the initial incurrence of any Loans after the Third Amendment Effective Date, the ratios set forth in the table above in this Section 9.09(b) shall not be applicable and Holdings and the Borrower need not be in compliance with such ratios in each case, so long as from and after January 1, 2002 and prior to the initial incurrence of any Loans after the Third Amendment Effective Date, the Total Leverage Ratio shall be no greater than 7.50:1.00, (ii) at the time of the initial incurrence of any Loans after the Third Amendment Effective Date, (x) Holdings and the Borrower shall, on a Pro Forma Basis, have a Total Leverage Ratio at such time no greater than
     --- -----
that ratio that would have been required to have been complied with at such time had the provisions of preceding clause (i) not been effective and (y) Holdings shall deliver to the Administrative Agent a certificate of an Authorized Officer of Holdings containing the calculations (in reasonable detail) required to demonstrate compliance with preceding sub-clause (x), and (iii) from and after the initial incurrence of any Loans after the Third Amendment Effective Date (even if such initial incurrence occurs prior to January 1, 2002), Holdings and the Borrower once again shall be required to comply with the applicable ratios set forth in the table above in this Section 9.09(b)."

          8. Section 9.10 of the Credit Agreement is hereby amended by deleting the text "4.00:1.00" appearing therein and inserting the text "3.50:1.00" in lieu thereof.

          9. The definition of "Cash Equivalents" appearing in Section 11.01 of the Credit Agreement is hereby amended by deleting the text "one year" appearing in clauses (i), (ii), (iii) and (v) thereof and inserting the text "360 days" in lieu thereof in each such place."

          10. Section 11.01 of the Credit Agreement is hereby amended by deleting the definitions of "Consolidated EBITDA", "Consolidated Indebtedness" and "Pro Forma Basis" appearing therein and inserting the following new
     --- -----
definitions of "Consolidated EBITDA", "Consolidated Indebtedness and "Pro Forma
                                                                      --- -----
Basis" in lieu thereof:

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto (i) the amount of all amortization of intangibles (including, but not limited to, goodwill) and depreciation that were deducted in arriving at Consolidated Net Income for such period, (ii) the amount of all non-cash compensation payable in equity of Holdings (or its parent company) for such period to the extent that same was deducted in arriving at Consolidated Net Income for such period, and
     (iii) the amount of all expenses incurred in connection with the Transaction and the Third Amendment Transaction for such period to the extent that same were deducted in arriving at Consolidated Net Income for such period; it being understood that in determining the Total Leverage Ratio and the Senior Leverage Ratio only, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Asset
                                     --- -----
     Sale, any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by Holdings or any of its Subsidiaries during such period and any New Billboard Purchase effected during such period to the extent that the new billboard business subject thereto was not subsequently sold or otherwise disposed of by Holdings or any of its Subsidiaries during such period. Notwithstanding the foregoing, in no event shall Consolidated EBITDA be adjusted in any period on a Pro
                                                                          ---
     Forma Basis for New Billboard Purchases in an amount which would exceed
     -----
     $2,000,000.

          "Consolidated Indebtedness" shall mean, at any time, the sum of (without duplication) (I) all Indebtedness for borrowed money of Holdings and its Subsidiaries and the principal component of all Capitalized Lease Obligations of Holdings and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles at such time and (II) all Contingent Obligations of Holdings and its Subsidiaries at such time in respect of Indebtedness of any third Person of the type referred to in preceding clause (I) of this definition; provided that, for purposes of Sections 9.09 and 9.10 only (and not for any other purpose), Consolidated Indebtedness at any time shall be calculated net of the amount of all unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries at such time as would appear on a consolidated balance sheet of Holdings in accordance with generally accepted accounting principles but only in the amount thereof that is in excess of the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time (it being understood that, in any event, all cash and Cash Equivalents subject to escrow or similar arrangements shall not be considered unrestricted for purposes of this definition).

          "Pro Forma Basis" shall mean, in connection with any calculation of
           --- -----
     compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the assumption,
                                      --- -----
     issuance or incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition or a New Billboard Purchase) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period or (z) the Asset Sale, the Permitted Acquisition or the New Billboard Purchase, if any, then being consummated as well as any other Asset Sale, Permitted Acquisition or New Billboard Purchase consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Asset Sale, Permitted Acquisition or New Billboard Purchase then being effected, as the case may be, with the following rules to apply in connection therewith:

               (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition or a New Billboard Purchase) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, a New Billboard Purchase, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

               (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding);

               (iii) in making any determination of Consolidated EBITDA, pro
                                                                         ---
          forma effect shall be given to any Asset Sale, Permitted Acquisition
          -----
          or New Billboard Purchase consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Asset Sale, Permitted Acquisition or New Billboard Purchase was consummated on the first day of the relevant Calculation Period, and, in the case of a Permitted Acquisition only, taking into account factually supportable and identifiable cost savings and expenses reasonably approved by the Administrative Agent, as if such cost savings or expenses were realized on the first day of the respective Calculation Period; and

               (iv) notwithstanding the foregoing, New Billboard Purchases may not be given pro forma effect as otherwise provided above unless the
                       --- -----
          Borrower has demonstrated to the Administrative Agent's reasonable satisfaction that the acquired billboard or billboards subject to such New Billboard Purchase has at least three months of reliable operating history.

          11. Section 11.01 of the Credit Agreement is hereby further amended by inserting the following new definitions of "New Billboard Purchase", "Third Amendment Effective Date" and "Third Amendment Transaction" in the appropriate alphabetical order:

          "New Billboard Purchase" shall mean the purchase by the Borrower or any of its Subsidiaries of a new billboard or billboards from a third Person that is not Holdings or any other Subsidiary of Holdings which has less than one year of historical operating history; it being understood that a New Billboard Purchase may consist of those billboards which are a part of a Permitted Acquisition and which have less than one year of historical operating history.

          "Third Amendment Effective Date" shall have the meaning provided in the Third Amendment, dated as of June 22, 2001, to this Agreement.

          "Third Amendment Transaction" shall have the meaning provided in the recitals to the Third Amendment, dated as of June 22, 2001, to this Agreement.

          12. Notwithstanding anything to the contrary contained in the Credit Agreement, to the extent that the aggregate principal amount of Permitted Subordinated Notes issued as part of the Note Issuance exceeds $170,000,000 (such excess, the "Excess Issuance Amount"), the Total Revolving Loan Commitment shall be permanently reduced on the date of the Note Issuance in an amount equal to such Excess Issuance Amount; provided that the aggregate amount of such reduction pursuant to this Section 12 shall not exceed $25,000,000. The reduction to the Total Revolving Loan Commitment pursuant to this Section 12 shall be applied to permanently and proportionately reduce the Revolving Loan Commitment of each Lender.

          13. Each of Holdings and the Borrower hereby represents and warrants that after giving effect to this Amendment (x) no Default or Event of Default exists on the Third Amendment Effective Date (as defined below) and (y) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on the Third Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          14. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          15. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          16. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          17. This Amendment shall become effective as of the date first set forth above (the "Third Amendment Effective Date") when (i) each of Holdings, the Borrower and the

Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and, in each case, shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office and
(ii) the Third Amendment Transaction shall have been consummated.

                                      * * *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                        NEXTMEDIA GROUP, INC.


                                        By _____________________________________
                                           Name:
                                           Title:

                                        NEXTMEDIA OPERATING, INC.


                                        By _____________________________________
                                           Name:
                                           Title:

                                        BANKERS TRUST COMPANY


                                        By _____________________________________
                                           Name:
                                           Title:

                                        LEHMAN COMMERCIAL PAPER INC.


                                        By _____________________________________
                                           Name:
                                           Title:

                                        CREDIT SUISSE FIRST BOSTON



                                        By _____________________________________
                                           Name:
                                           Title:

                                        CITICORP USA, INC.


                                        By _____________________________________
                                           Name:
                                           Title:

                                        UNION BANK OF CALIFORNIA, N.A.


                                        By _____________________________________
                                           Name:
                                           Title: